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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 20, 2006

                             OCEAN SHORE HOLDING CO.
             (Exact Name of Registrant as Specified in Its Charter)

       United States                     0-51000              22-3584037
       -------------                     -------              ----------
(State or other jurisdiction of        (Commission           (IRS Employer
incorporation or organization)         File Number)         Identification No.)

                1001 Asbury Avenue, Ocean City, New Jersey 08226
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (609) 399-0012
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02(e)  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
              ------------------------------------------------------------------
              APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
              -------------------------------------------------------------
              CERTAIN OFFICERS.
              ----------------

         On December 20, 2006, Ocean Shore Holding Co. (the "Company") and its wholly owned subsidiary, Ocean City Home Bank (the "Bank"), and Steven E. Brady, the President and Chief Executive Officer of the Bank and Company, agreed to amend Mr. Brady's employment agreement with the Bank and Company (the "Agreement") to clarify the scope of Mr. Brady's health benefit coverage following his termination of employment. Specifically, the amended portion provides that upon Mr. Brady's employment termination on or after age 60 for any reason other than for cause, the Bank will continue health insurance coverage for both Mr. Brady and his wife until each attain age 65. Thereafter, the Bank will fund the cost of Medicare supplement coverage for both Mr. and Mrs. Brady for the remainder of their lives. This amendment to the Agreement is effective as of January 1, 2007. A copy of the amended Agreement will be filed by the Company to its annual report on Form 10-K for the year ended December 31, 2006.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       OCEAN SHORE HOLDING CO.




Date:  December 20, 2006               By: /s/ Steven E. Brady
                                           ------------------------------------
                                           Steven E. Brady
                                           President and Chief Executive Officer